UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 18, 2006

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 18, 2006, Lee Enterprises, Incorporated (the "Company") reported its results for the first fiscal quarter ended December 31, 2005. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

To supplement the Company's consolidated operating results presented in accordance with generally accepted accounting principles or GAAP, the Company is using the following non-GAAP financial measures in the earnings release: non-GAAP earnings per share ("EPS") and operating cash flow. The Company's reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are contained in the attached earnings release.

The Company believes the use of non-GAAP EPS provides meaningful supplemental information to investors and financial analysts with which to evaluate its financial performance by excluding expenses and expenditures related to the acquisition of Pulitzer Inc. that may not be indicative of its core business operating results and, except as noted in the release, are of a substantially non-recurring nature. The Company also believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing the Company's performance and in forecasting and analyzing future periods.

The Company believes that operating cash flow is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before depreciation and amortization. The Company also believes that this measure is one of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: January 18, 2006	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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INDEX TO EXHIBITS

Exhibit No.          Description

99.1	Earnings Release – First Quarter Ended December 31, 2005

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Exhibit 99.1

201 N. Harrison St., Davenport, IA 52801
(563) 383-2100
www.lee.net

 NEWS RELEASE

Lee Enterprises reports earnings for first fiscal quarter

DAVENPORT, Iowa (Jan. 18, 2006) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 50 cents for its first fiscal quarter ended Dec. 31, 2005, compared with 60 cents a year ago. Excluding 12 cents of early retirement and transition costs related to the acquisition of Pulitzer Inc., diluted earnings per common share from continuing operations were 62 cents.

Mary Junck, chairman and chief executive officer, said: “Continued strong cash flow enabled us to reduce debt and achieve internal and external earnings expectations despite the industry-wide slump in automotive advertising and other lackluster advertising factors in the quarter. Meanwhile, we kept our intense focus on revenue, drove strong online growth, continued to build larger audiences, completed our rapid integration of Pulitzer and controlled our expenses.”

On a reported basis, year-over-year comparisons reflect the acquisition of Pulitzer on June 3, 2005. Advertising revenue for the quarter increased 69.6 percent from a year ago to $237.1 million, with growth of 62.4 percent in retail, 65.7 percent in classified and 169.9 percent in national. Online advertising revenue increased 139.1 percent, and niche advertising rose 30.8 percent. Circulation revenue increased 59.7 percent. Total operating revenue increased 64.4 percent to $302.6 million.

On a same property (1) basis, which excludes the impact of Pulitzer and other acquisitions and divestitures made in the current or prior year, total advertising revenue for the quarter increased 1.3 percent from a year ago, with retail up 0.7 percent, classified up 0.4 percent, national up 2.1 percent and online advertising revenue up 33.2 percent. Circulation revenue decreased 2.7 percent, and total operating revenue increased 0.4 percent. Factors affecting revenue in the quarter included a continuing industry-wide slowdown in classified automotive revenue, which was down 15.2 percent from the previous year; the loss of $1.6 million of political advertising revenue gained in the bi-annual elections of 2004; a detrimental impact of Christmas Day 2005 falling on a Sunday, and circulation sales promotions.

Operating expenses, excluding depreciation and amortization, increased 75.9 percent to $228.1 million for the quarter, also reflecting the acquisition of Pulitzer. Compensation was up 60.4 percent, newsprint and ink increased 87.6 percent, and other expenses increased 76.8 percent. Early retirement and transition costs related to the acquisition of Pulitzer added $8.7 million.

Same property operating expenses, excluding depreciation and amortization, increased 3.1 percent in the quarter, with compensation up 1.3 percent, newsprint and ink up 8.4 percent, and other operating expenses up 4.0 percent.

Operating cash flow (2) increased 37.1 percent to $74.6 million, including acquisitions and related costs. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, increased 28.8 percent to $58.6 million. Non-operating expenses, which include financial expense related to Pulitzer, totaled $22.7 million, compared with $2.6 million a year ago. As a result, income from continuing operations before income taxes decreased 16.3 percent to $35.9 million. Net income decreased 15.7 percent to $22.8 million.

As a result of the strong cash flow, net debt was reduced $35.6 million in the quarter to $1.56 billion.

DEBT REFINANCING

In December 2005, Lee completed refinancing of its $1.55 billion credit facility.  Interest rate margins under the new $1.44 billion credit facility are lower than under the previous agreement by 0.25% to 0.5%, which is expected to generate pretax savings of $9-10 million over the life of the debt.  Other conditions of the amended agreement are largely unchanged from the original credit agreement.

PULITZER ACQUISITION COSTS

As previously announced, additional costs related to early retirement incentives at the St. Louis Post-Dispatch were $8.4 million for the quarter, and additional Pulitzer transition costs were $0.4 million pretax, amounting to a total of 12 cents per diluted common share for the quarter. The early retirement program, announced on Nov. 1, 2005, is expected to result in pretax savings of $6.0-6.5 million in the fiscal year ending Sept. 30, 2006. The total annualized pretax savings of the program is estimated to be $6.5-7.0 million.

The following table summarizes the impact on earnings per diluted common share from early retirement and transition costs related to the acquisition of Pulitzer:

Three Months Ended Dec. 31, 2005
Diluted EPS from continuing operations	$0.50
Early retirement program and other
Pulitzer transition costs	0.12
Diluted EPS, excluding costs related
to Pulitzer acquisition	$0.62

Tables follow. Expanded tables with same property comparisons, as well as revenue statistics for December, are available at www.lee.net/financial.

Lee Enterprises is a premier publisher of newspapers in midsize markets, with 52 dailies and a joint interest in six others, a rapidly growing online business and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.7 million daily and 1.9 million Sunday, reaching more than four million readers daily, and its weekly publications have distribution of more than 4.5 million households. Lee’s newspapers include such diverse markets as Napa, Calif.; Bloomington, Ill.; Billings, Mont.; Escondido, Calif.; Madison, Wis.; and St. Louis, Mo. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee Enterprises, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended Dec. 31
(Thousands, Except EPS Data)	2005	2004	%
Operating revenue:
Advertising revenue:
Retail	$135,530	$83,462	62.4%
National	17,674	6,549	169.9
Classified:
Daily newspapers:
Employment	20,134	10,782	86.7
Automotive	14,238	9,863	44.4
Real estate	15,339	9,221	66.3
All other	9,229	5,703	61.8
Other publications	13,973	8,436	65.6
Total classified	72,913	44,005	65.7
Online	7,471	3,124	139.1
Niche publications	3,487	2,666	30.8
Total advertising revenue	237,075	139,806	69.6
Circulation	51,820	32,451	59.7
Commercial printing	6,009	5,380	11.7
Online services & other	7,735	6,447	20.0
Total operating revenue	302,639	184,084	64.4
Operating expenses:
Compensation	115,071	71,729	60.4
Newsprint and ink	31,562	16,827	87.6
Other operating expenses	72,695	41,119	76.8
Transition costs	352	-	NM
Early retirement program	8,373	-	NM
Operating expenses, excluding
depreciation and amortization	228,053	129,675	75.9
Operating cash flow(2)	74,586	54,409	37.1
Depreciation	8,331	4,945	68.5
Amortization	13,954	6,561	112.7
Operating income, before equity in
net income of associated companies	52,301	42,903	21.9
Equity in net income of associated
companies:
Tucson newspaper partnership	4,138	-	NM
Madison Newspapers	2,165	2,626	(17.6)
Other	-	(33)	NM
Operating income	58,604	45,496	28.8
Non-operating income:
Financial income	1,356	278	NM
Financial expense	(24,037)	(2,839)	NM
	(22,681)	(2,561)	NM
Income from continuing operations
before income taxes	35,923	42,935	(16.3)
Income tax expense	12,900	15,924	(19.0)
Minority interest	259	-	NM
Income from continuing operations	22,764	27,011	(15.7)
Discontinued operations	-	-	-
Net income	$22,764	$27,011	(15.7)%

Earnings per common share:
Basic:
Continuing operations	$0.50	$0.60	(16.7)%
Discontinued operations	-	-	-
Net income	$0.50	$0.60	(16.7)%
Diluted:
Continuing operations	$0.50	$0.60	(16.7)%
Discontinued operations	-	-	-
Net income	$0.50	$0.60	(16.7)%
Average common shares:
Basic	45,260	45,027
Diluted	45,400	45,243

SELECTED BALANCE SHEET INFORMATION
	Dec. 31
(Thousands)	2005	2004
Cash	$11,379	$12,891
Restricted cash and investments	84,810	-
Debt (principal amount)	1,660,000	196,600

NOTES:
(1)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc. (MNI), in which Lee owns a 50% share. It is reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(2)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in net income of associated companies, is a non-GAAP financial measure. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release.

(3)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(4) The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

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